                                                                    EXHIBIT 10.3


                                LICENSE AGREEMENT
                                 AMENDMENT NO. 1

      This License Agreement Amendment No. 1 (the "Amendment") is made and entered into as of this _____ day of April 2001, by and between Novartis Consumer Health, Inc., 560 Morris Avenue, Summit, New Jersey 07901 ("Novartis"), and CIMA LABS INC., 10000 Valley View Road, Eden Prairie, MN 55344 ("CIMA").

                                   WITNESSETH:

      WHEREAS CIMA and Novartis are parties to a License Agreement, dated July 1, 1998 (the "License Agreement"), by which Novartis licensed from CIMA certain rights with respect to CIMA Patents and Know-How and the Products, as defined and set forth more fully therein; and

      WHEREAS the parties wish to amend the License Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations set forth herein, CIMA and Novartis hereby agree as follows:

      1. Section 4.2 of the License Agreement is hereby modified by deleting it in its entirety and replacing it with the following:

            4.2 As further consideration for the license granted to NCH under this License Agreement as stipulated in Article 2 above, NCH shall pay to CIMA a running non-refundable royalty of (i) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of Net Sales [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of all Products in the Field and in the Territory, (ii) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of Net Sales [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of all Products in the Field and in the Territory, and (iii) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of Net

                                                                    EXHIBIT 10.3


            Sales [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of all Products in the Field and in the Territory, in each case in accordance with the provisions of Article 5. The running royalty shall be fully creditable against minimum annual royalties, as set forth below in Section 4.4.

      2. Article 7 of the License Agreement is hereby modified by deleting it in its entirety and replacing it with the following:

            7.    CONFIDENTIALITY

                  7.1 During the period that this Agreement is in effect and thereafter, CIMA and NCH shall not disclose to anyone in any manner whatsoever or use for any purpose other than its performance of this Agreement (except as authorized in writing by the disclosing party) any information it receives from the other party (the "Information"), including, without limitation, intellectual property, inventions, works of authorship, trade secrets or know-how or other information relating in any way to the Products, processes, and services of the other party.

                  7.2 Each party shall limit disclosure of Information received hereunder to only those of its Agents (as defined below) who are directly concerned with the performance of any activities with respect to which the Information was disclosed and who have a need to know the particular Information in order to perform such activities.

                        7.2.1 Each party agrees to advise those of its employees
            who receive any other party's Information that such Information (a) is proprietary and confidential to such party and (b) shall not be disclosed to anyone except as authorized by this Agreement or otherwise authorized by such party in writing. Each party further agrees to take at least such precautions as it normally takes with its own confidential and proprietary information to prevent unauthorized disclosure of the other party's Information.

                        7.2.2 To the extent either party discloses Information
            of the other party to an Agent, or permits an Agent to have access to such Information, such party shall indemnify the other party for any claims, damages, losses, liabilities, costs or expenses, including reasonable attorneys' fees, incurred by

                                                                    EXHIBIT 10.3



            the other party as a result of the indemnifying party's Agent further disclosing or misusing such Information.

                        7.2.3 For purposes of this Agreement, (i) the term
            "Agent" shall mean a party's employees, the employees of the party's Affiliate (as defined below), and the party's consultants, subcontractors or manufacturing contractors, and their employees; and (ii) a corporation or other business entity is an "Affiliate" of a party hereto it such corporation or entity is controlled by, controlling or under common control with such party.

                  7.3 Each party acknowledges that any unauthorized disclosure of any portion of the other party's Information shall cause irreparable injury to the other party and that no adequate or complete remedy shall be available at law to such other party to compensate for such injury. Accordingly, each party hereby also acknowledges that the other party shall be entitled to injunctive relief in the event of such unauthorized disclosure by a party or any of its employees in addition to whatever remedies it might have at law.

                  7.4 Upon termination of this Agreement, each party shall return to the other all copies of the other's Information, and shall make no further use of such Information, except for one copy which may be retained in the receiving party's confidential files.

                  7.5 The obligations of this Section 8 shall not apply to Information

                        7.5.1 that is or has been in the possession of the
            recipient prior to receipt of the same from the disclosing party as evidenced by written records;

                        7.5.2 which the recipient lawfully obtains from any
            third party not under an obligation to the disclosing party to hold the same in confidence;

                        7.5.3 that is published or becomes part of the public
            domain without breach of any undertakings discussed hereinabove;

                        7.5.4 that is independently developed by personnel of
            the receiving party; or
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                                                                    EXHIBIT 10.3



                        7.5.5 that is required to be disclosed pursuant to
            judicial process, court order or administrative request, or that is otherwise required for any regulatory filing, provided that the receiving party shall notify the other party sufficiently prior to disclosing such Information as to permit such other party to seek a protective order.

                  7.6 CIMA and NCH agree not to issue any press release or other public statement disclosing the existence of or relating to this Agreement without prior written consent of the other party; provided, however, that neither CIMA nor NCH shall be prevented from complying with any duty of disclosure it may have pursuant to law, including, but not limited to, the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, subject to notifying the other party in writing and, to the extent practicable, giving such other party reasonable time to comment on the same prior to disclosure. Notwithstanding the foregoing, NCH and CIMA each shall have the right to disclose information regarding this Agreement to potential investors and its financial advisors (including allowing such investors and financial advisors to review this Agreement itself); provided, that, the disclosing party has obtained a commercially reasonable confidentiality agreement from each such investor and financial advisor.

      3. All provisions of the License Agreement not explicitly modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date by their duly authorized officers.

NOVARTIS CONSUMER HEALTH, INC.            CIMA LABS INC.


By:  /s/ Tim Strong                       By: /s/ John M. Siebert
   -----------------                         ----------------------
Name: Tim Strong                          Name: John M. Siebert
Title: SVP Supply Chain                   Title: President & CEO
Date: 8/24/01                             Date: 2 September 2001